UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2011

MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware	000-51128	06-1529524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
160 Raritan Center Parkway,
Edison, New Jersey 08837
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (732) 225-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of directors or principal officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers
Item 9.01 Financial Statements and Exhibits
Index to Exhibits
EX-10.1

Item 5.02 Departure of directors or principal officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers.
          (e) On July 25, 2011, in connection with Michael Vesey’s prior appointment as Chief Financial Officer, Majesco Entertainment Company (the “Company”) and Mr. Vesey entered in to an Employment Agreement (the “Agreement”) with respect to Mr. Vesey’s position as Chief Financial Officer. Mr. Vesey will retain his current base salary of $250,000 per calendar year (the “Base Salary”). In addition, he will be eligible to (i) receive an annual cash bonus in an amount determined by the Board of Directors based on the achievement of the objectives set forth as part of the Company’s incentive bonus plan for executives as described in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 20, 2011, and (ii) participate in any incentive compensation program(s) (including any long-term incentive programs) provided by the Company. In connection with his appointment in March 2011, the Company granted Mr. Vesey 100,000 common stock options under the Company’s stock equity plan at an exercise price equal to the closing price on the grant date. In addition, the Company granted Mr. Vesey 100,000 shares of restricted common stock. The options and the restricted stock both vest equally over three years on each anniversary of the grant date.
In the event that Mr. Vesey’s employment is terminated without Cause or he resigns for Good Reason (both as defined in the Agreement), the Company shall continue to pay Mr. Vesey’s Base Salary then in effect for twelve months following the date of termination on a regular payroll basis (the “Severance Payment”). In addition, the Company (i) shall pay Mr. Vesey in due course at the same time it pays bonuses to other executives, any bonus amounts, on a prorated basis, that the Company determines may be due and owing to Mr. Vesey, (ii) shall provide that all unvested restricted stock and stock options granted in connection with Mr. Vesey’s appointment shall accelerate and fully vest as of the date of termination, and (iii) shall pay an amount for all accrued but untaken vacation days. In the event that such termination or resignation occurs within twelve months following a Change of Control (as defined in the Agreement), then Mr. Vesey shall be entitled to receive in a single lump sum the Severance Payment and other amounts Mr. Vesey is entitled to in (i) and (iii) above, and any unvested restricted stock and stock options held by Mr. Vesey shall accelerate and fully vest as of the date of termination.
In the event of a termination upon death or for disability, the Company shall have no further obligations other than to pay to Mr. Vesey (or to his estate) the compensation and benefits, along with payment for any accrued but unused vacation days, through the last day of his actual employment by the Company.
The Agreement contains standard confidentiality and non-compete provisions.
The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.
In addition, on July 25, 2011, the Company and Mr. Vesey entered into a Personal Indemnification Agreement providing for the indemnification of Mr. Vesey by the Company in certain circumstances and in accordance with the terms of such agreement. The form of the personal indemnification agreement was previously filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on June 15, 2009, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
The following exhibit are included with this report:

Exhibit No.	Description

10.1	Employment Agreement of Michael Vesey, dated July 25, 2011.
10.2	Form of Personal Indeminification Agreement (Incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on June 15, 2009).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: July 29, 2011	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

10.1	Employment Agreement of Michael Vesey, dated July 25, 2011.
10.2	Form of Personal Indeminification Agreement (Incorporated by reference from Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on June 15, 2009).